UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Venture Financial Group, Inc.
(Name of Registrant as Specified in Its Charter)

_____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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721 College Street, S.E.
P.O. Box 3800
Lacey, WA 98509-3800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of Shareholders of Venture Financial Group, Inc. (VFG) will be held at the Lacey Community Center, 6729 Pacific Avenue S.E., Lacey, Washington on Thursday, May 4, 2006, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. To elect three Directors to serve three-year terms.
2.	ANY OTHER BUSINESS that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Only those shareholders of record at the close of business on March 15, 2006, will be entitled to notice of, and to vote at the meeting.

By Order of the Board of Directors

Lacey, Washington	Leigh A. Baxter
March 24, 2006	Secretary

IMPORTANT: The prompt return of proxies will save VFG the expense of further requests for proxies. You are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. If you do attend the meeting, you may then withdraw your Proxy and vote in person. Any person giving a Proxy may revoke it prior to or at the meeting.

VENTURE FINANCIAL GROUP, INC.

721 College Street, S.E.
P.O. Box 3800 (98509-3800)
Lacey, WA 98503

PROXY STATEMENT

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 24, 2006, in connection with the annual meeting of shareholders of Venture Financial Group, Inc. ("VFG" or "Company").

Date, Time and Place of Meeting. The annual meeting will be held at the Lacey Community Center, 6729 Pacific Avenue S.E., Lacey, Washington, on Thursday, May 4, 2006 at 6:00 pm.

Only shareholders of record at the close of business on March 15, 2006, are entitled to vote. As of that date we had 1,763 shareholders of record and the number of shares outstanding and entitled to vote at the meeting was 7,239,940, of which directors and executive officers held 1,322,259, or 18.26% .

Solicitation of Proxies. The enclosed Proxy is solicited by and on behalf of the Board of Directors of VFG and the cost of solicitation will be borne by VFG. Solicitation may be made by directors and officers of VFG and its subsidiary, Venture Bank, by use of the mail, by telephone, facsimile or personal interview. VFG does not expect to pay any compensation for the solicitation of proxies.

Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted for the purpose of determining a quorum. Broker non-votes will not be counted in determining whether a quorum is present.

Voting on Matters Presented. Each share is entitled to one vote on each matter presented to the meeting. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not cumulate votes. Directors are elected by a plurality of votes cast. The nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Voting of Proxies. You may vote by proxy or, if you are the record holder of your shares, you may vote in person at the meeting. Even if you vote by proxy, you may attend the meeting. To vote by proxy simply mark, sign and date the enclosed Proxy and return it in the postage-paid envelope provided.

If the enclosed Proxy is duly executed and received prior to the meeting, the persons named in the Proxy will vote according to instructions. If no instructions are given, the Proxy will be voted FOR the nominees and in the Proxy holder's discretion on any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Any proxy may be revoked before it is voted by written notice to VFG's Corporate Secretary at 721 College Street SE, Lacey, Washington 98503, by submitting a Proxy bearing a later date that is received prior to the meeting, or by voting at the meeting.

If your shares are held in "street name" through a broker, bank, or other nominee, you will need to contact the nominee to revoke a proxy or change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held by a nominee.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

VFG's Bylaws provide that the number of directors must fall within a range of five and nine, the exact number to be determined by resolution of the Board of Directors. The Board of Directors has set the number of directors at nine. As of the annual meeting, three directors: Jewell C. Manspeaker, Patrick L. Martin, and Ken F. Parsons, Sr., are completing their terms. The Board of Directors has nominated Messrs. Manspeaker, Martin, and Parsons to stand for re-election. The Board of Directors recommends a vote FOR the election of each of the nominees.

Directors are elected for a term of three years or until their successors are duly elected and qualified. VFG's Articles of Incorporation require that the terms of the directors be staggered such that approximately one-third of the directors are elected each year. The Board of Directors has no present knowledge that any nominee will refuse or be unable to serve. If a nominee should refuse or be unable to serve, your proxy will be voted for those persons subsequently designated by the Board of Directors to replace any or all nominees.

Nominations

We have not received any nominations or recommendations for candidates from shareholders for this year's annual meeting. Nominations may be made by any shareholder in accordance with our Articles of Incorporation and Bylaws. Notice of nominations must be given to our Chairman not less than 14 nor more than 50 days before the annual meeting. If less than 21 days notice of the annual meeting is given to shareholders, such notice must be given within 7 days after the mailing of the notice of the annual meeting. Shareholder nominations must include the name and address and principal occupation of each nominee. The nomination notice must also include the total number of shares that will be voted for each nominee. Shareholders who make nominations must include their name and address, and the number of shares they own in the notice.

If nominations do not comply with the above procedures, the Chairman of VFG may disregard the nomination and instruct the inspector of elections to disregard any votes cast for such nominee. Official nominations by shareholders may be made only by following the procedures in our Articles of Incorporation and Bylaws. The nominating committee will consider all properly submitted nominations and recommendations, but the committee has no obligation to recommend the nominees proposed by shareholders to the Board of Directors for inclusion on the Board's slate of proposed nominees at the next Annual Meeting.

Shareholders may also recommend potential candidates for election by sending the name, address and principal occupation of the candidate to our nominating committee by mail, in care of Shareholder Relations, Venture Financial Group, Inc., 721 College Street SE, Lacey, WA 98503.

The nominating committee does not have a formal written policy regarding evaluation of proposed nominees, whether proposed by shareholders, management or a director. The committee does not have a separate policy for shareholder-proposed candidates and does not believe such a policy is necessary as such candidates are evaluated in the same manner as other candidates. The committee evaluates proposed nominees in the context of the current composition of the Board, geographical considerations and the operating requirements of the Company. The committee looks at individual characteristics such as education, diversity, skills, age, experience, character and personal integrity. Although the committee does not require specific qualities, skills or minimal qualifications that a nominee must possess, the committee seeks nominees who possess high moral character and personal integrity, leadership or managerial skills, and independent business judgment. The nominating committee evaluates shareholder proposed nominees and management nominees with the same standards and procedures.

When a vacancy occurs on the Board or a director's term is expiring, the nominating committee generally consults with business associates, community leaders, legal counsel and other professionals to identify potential candidates. In the past, the committee has not hired an outside search firm to find potential nominees.

Changes in Nomination Procedures. There have been no material changes to the procedures by which shareholders may recommend nominees to our board of directors since our procedures were outlined in the proxy statement for the 2005 annual meeting of shareholders.

Information about Venture Financial Group Directors

JAMES F. ARNESON, (45). President, VFG and President & CEO Venture Bank.
Venture Bank Board Member since 2005, Venture Financial Group Board Member since 2005.

     Mr. Arneson received his Bachelor of Arts degree in Business Administration from Washington State University with concentrations in finance and accounting. Mr. Arneson's background includes seven years as a CPA with a regional auditor which specialized in providing services to the banking industry. Mr. Arneson also served as the Chief Financial Officer of Venture Bank from 1993 to 2003 and as President, Chief Executive Officer, and Director of Washington Commercial Bancorp (WCB) and Redmond National Bank from 2003 to 2005. He has also been an active member of a number of civic and philanthropic organizations, serving as an officer and board member.

LOWELL E. (SONNY) BRIDGES, (61). Owner, Bridges Restaurants.
Venture Bank Board Member since 1993, Venture Financial Group Board Member since 2002.

     Mr. Bridges owns and operates Bridges Restaurant, Billy's Bar & Grill, Country Cousins, Ramblin' Jacks, Lone Star Grill, and Mercato Restaurant. He was also a member of the board of directors of Citizens First Bank until it was acquired by the Company and merged into Venture Bank.

KEITH W. BREWE (51). President & CEO Redmond General Insurance Agency, Inc.
 Venture Bank Board Member since 2005, Venture Financial Group Board Member since 2005.

    Mr. Brewe is the President and CEO of Redmond General Insurance Agency, Inc., which has served the residents of Redmond and surrounding areas since 1966 with a full line of property and casualty products to serve both business and personal clients. A lifetime resident of the Redmond area, Mr. Brewe is active in the Boy Scouts of America and has served as President of the Lake Washington Chapter of CPCU, a professional insurance organization. Mr. Brewe served as a Director of Washington Commercial Bancorp and Redmond National Bank prior to the merger with Venture Bank in September 2005.

LINDA BUCKNER, (57). Vice President and Owner, Strapco
Venture Bank Board Member since 1994,Venture Financial Group Board Member since 2002.

     After retiring from a 30-year career with US West Communications, Ms. Buckner spent several years consulting on interactive voice response systems. She now is Vice President of the family's sales and manufacturing business, Strapco. Her extensive leadership posts include: Founder and past Chair, Leadership Thurston County; past President, Olympia/Thurston County Chamber of Commerce; member, Community Drug Court Support Foundation; and member, Roundtable of Greater Thurston County. Ms. Buckner also served on the boards of the Washington Center for the Performing Arts, and the Thurston County Economic Development Commission.

DR. JEWELL C. MANSPEAKER, (64). Retired President & CEO, Grays Harbor College.
Venture Bank Board Member since 1995, Venture Financial Group Board Member since 2002.

     Dr. Manspeaker has had broad experience with public agencies, and has served on a wide variety of professional and civic boards and associations. He is a Past President, Board of Presidents, Washington Association of Community and Technical Colleges; a past President of the Grays Harbor Chamber of Commerce; and a past Chair of the Board of Directors of the Center for Information Systems. He also served on the Pacific Mountain Workforce Development Council; the Pacific County Economic Development Council; the Northwest Commission on Colleges and Universities; and the American Association of Community Colleges. Dr. Manspeaker also served on the Board of Directors of Citizens First Bank until it was merged into Venture Bank.

PATRICK L. MARTIN, (67). Chairman & CEO, Patrick's Carpet One.
Venture Bank Board Member since 1980, Venture Financial Group Board Member Since 1993.

     Mr. Martin also serves as a director of C.C.A. Global Partners, an international marketing company that owns and manages franchisees and cooperatives in mortgage, lighting and floor covering. He is Past Chairman, Puget Sound Carpet Co-op; Past President, Washington State Floor Covering Association; and Past President, Lacey Rotary. Mr. Martin also serves as a Director of Carpet Co-op of America, d/b/a Carpet One, Leading Edge Marketing, and CCA Global Partners. In addition, Mr. Martin currently serves as the Director of the Washington State Capitol Museum, Director of Flooring One of the United Kingdom Manchester, England, and a former President of the Thurston County Drug Court Foundation.

A. RICHARD PANOWICZ, (61). Chairman, Enhanced Technologies Financial Services, Inc., Former Chairman, TAB Northwest, Inc./Archives Northwest.
Venture Bank Board Member since 1991, Venture Financial Group Board Member since 1995.

     Mr. Panowicz currently serves as the Chairman of the Board of Enhanced Technologies Financial Services, Inc, a financial services company which provides origination and accounting management services to banks that make installment consumer loans and home equity line of credit. Prior to founding Archives Northwest, a records archival company, Mr. Panowicz owned TAB Northwest, a company specializing in office management systems. Mr. Panowicz also serves on the St. Peter's Hospital Community Board and the boards of directors of Washington Center for the Performing Arts and the Community Foundation. He is a member of the board of trustees, Saint Martin's College; member, Olympia Rotary; Past Director, Puget Sound chapter, American Records Management Association.

KEN F. PARSONS, Sr., (61). Chairman & CEO, Venture Financial Group & Chairman Venture Bank
Venture Bank Board Member since 1979, Venture Financial Group Board Member since 1984.

     Mr. Parsons was a founding director of Venture Bank, and became president of the Bank in 1991. He is a founder and was the first Operational President of Illuminet (a public company) from 1981 to 1990. Mr. Parsons is a current Board Member and past Chairman, Washington Independent Community Bankers Association (WICBA). Mr. Parsons currently serves as an advisory panel member to the Director, Washington State Department of Financial Institutions; Washington State Director of Independent Community Bankers Association (ICBA); Executive Committee Member, Treasurer, and Board Member of ICBA; Chairman, ICBA Payments and Technology Committee; and Board of Directors of Bancard, Inc., (represents approximately 4,500 banks using credit cards). Mr. Parsons is a past Chairman of, and currently serves on the board of trustees of Saint Martin's College and on the board of the Association of Washington Business. Among his numerous community posts, he is a publicly elected fire commissioner and member of the area-wide fire commissioners association. He is a Past President of Lacey Rotary and has also founded several local foundations that provide student scholarships.

LARRY SCHORNO, (62). President, Rocky Prairie Corporation.
Venture Bank Board member since 1997, Venture Financial Group Board Member since 2002.

     Mr. Schorno is the former President of Schorno Agri-Business, a livestock export company he founded. Mr. Schorno pioneered the shipment of livestock by full charter aircraft. Schorno Agri-Business remains one of the nation's leading exporters of live animals and embryos, shipping to more than 15 countries. He serves as President of the Rocky Prairie Corp., a commercial real estate company, and Schorno Auction Co., a livestock sales firm. Mr. Schorno is currently a trustee of Washington State University and was named Yelm Citizen of the year for 2002 and 2004. Mr. Schorno served as Chairman of the Board of Prairie Security Bank, which was acquired by the Company in 1997 and merged into Venture Bank. Mr. Schorno serves as a trustee of the Washington State University Foundation and has been active in the Thurston County Economic Development Council, the Association of Washington Business and was a recipient of the Washington State Governor's Export Award.

Information Regarding Nominees and Directors whose Terms Continue

The following table sets forth certain information with respect to the director nominees and the other continuing directors, including the number of shares beneficially held by each as of March 15, 2006. Beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned.

		Shares & Percentage
	Principal Occupation	Of Common Stock			Director
Name, Age and	Of Director During	Beneficially Owned		Director	Term
Tenure as Director	Last Five Years	As of March 15, 2006		Class	Expiration

NOMINEES FOR DIRECTOR

Jewell C. Manspeaker, 64	Retired President & CEO,	668,191	9.23% (1)	I	2006
Director of VFG since 2002	Gray's Harbor College

Patrick L. Martin, 67	Chairman & CEO, Patrick's	758,762	10.48% (2)	I	2006
Director of VFG since 1993	Carpet One

Ken F. Parsons, Sr., 61	Chairman & CEO of VFG	615,388	8.50% (3)	I	2006
Director of VFG since 1984	& Chairman of Venture
	Bank

__________
(1)	Includes 631,082 shares held by the KSOP, considered beneficially owned by Mr. Manspeaker as trustee for the KSOP; 18,089 shares held jointly with spouse; and 19,020 shares which could be acquired within 60 days by the exercise of stock options.
(2)	Includes 631,082 shares held by the KSOP, considered beneficially owned by Mr. Martin as trustee for the KSOP; 87,124 shares held jointly with spouse; 19,093 shares held in an IRA account for the benefit of Mr. Martin; 3,732 shares held in an IRA account for the benefit of his spouse; 1,035 shares held in custodial accounts for the benefit of Mr. Martin's grandchild where his wife is the custodian; and 1,920 shares which could be acquired within 60 days by the exercise of stock options.
(3)	Includes 179,585 shares held jointly with spouse; 300,000 shares held by Parsons Investments LLC; 10,099 shares held in an IRA account for the benefit of Mr. Parsons; 5,590 shares held in an IRA account for the benefit of his spouse; 112,614 shares held in the KSOP for the benefit of Mr. Parsons; and 7,500 shares which could be acquired within 60 days by the exercise of stock options.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH DIRECTOR NOMINEE

		Shares & Percentage
	Principal Occupation	Of Common Stock			Director
Name, Age and	Of Director During	Beneficially Owned		Director	Term
Tenure as Director	Last Five Years	As of March 15, 2006		Class	Expiration

CONTINUING DIRECTORS

Keith W. Brewe, 51	President & CEO, Redmond	71,685	0.99% (4)	II	2007
Director of VFG since 2005	General Insurance Agency

A. Richard Panowicz, 60	Chairman, Archives NW	786,335	10.86% (5)	II	2007
Director of VFG since 1995	and ET Financial Services

Larry J. Schorno, 61	President, Rocky Prairie Corp	76,073	1.05% (6)	II	2007
Director of VFG since 2002	& Schorno Agri- Business

James F. Arneson, 45	President of VFG, President	70,120	0.97% (7)	III	2008
Director of VFG since 2005	& CEO of Venture Bank &
	WCB

Lowell (Sonny) E. Bridges, 61	Owner, Bridges Restaurants	59,332	0.82% (8)	III	2008
Director of VFG since 2002

Linda E. Buckner, 57	Vice President & Owner,	48,216	0.67% (9)	III	2008
Director of VFG since 2002	Strapco

________
(4)	Includes 13,242 shares held in the Brewe Family Limited Partnership where Mr. Brewe is a Trustee, and 18,444 shares that could be acquired within the next 60 days by the exercise of stock options.
(5)	Includes 89,782 shares held jointly with spouse; 13,230 shares held in a Charitable Remainder Trust, jointly with spouse; 38,232 shares held in an IRA account for the benefit of Mr. Panowicz; 631,082 shares held by the KSOP, considered beneficially owned by Mr. Panowicz as a trustee, and 6,120 shares that which could be acquired within 60 days by the exercise of stock options.
(6)	Includes 64,710 shares held jointly with spouse; 9,423 shares held by the Trust under Will of Arthur Crate where Mr. Schorno is the Executor and he disclaims beneficial ownership, 20 shares held in custodial accounts for the benefit of Mr. Schorno's grandson, and 1,920 shares which could be acquired within 60 days by the exercise of stock options.
(7)	Includes 26,608 shares held jointly with spouse; 15,057 shares held in an IRA account for the benefit of Mr. Arneson; and 28,455 shares which could be acquired within 60 days by the exercise of stock options.
(8)	Includes 19,330 shares held jointly with spouse; 6,471 shares held in an IRA account for the benefit of Mr. Bridges, and 3,720 shares which could be acquired within 60 days by the exercise of stock options.
(9)	Includes 26,835 shares held jointly with spouse; 11,748 shares held in an IRA account for the benefit of Ms. Buckner; 8,163 shares held in an IRA account for the benefit of her spouse; and 1,470 shares which could be acquired within 60 days by the exercise of stock options.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met ten times in 2005. All directors attended more than 75% of such meetings and of all committee meetings of which they were members except for Mr. Arneson and Mr. Brewe who joined the Board in September 2005 and attended all meetings during the remainder of the year. In determining whether a board member is independent, the company uses the definition of independence found in the NASDAQ listing standards.

Committees

The Board of Directors has established a Compensation Committee, a Nominating Committee, a Stock Oversight Committee, and an Audit Committee.

Compensation Committee. The Compensation Committee reviews the performance of Venture Financial Group's CEO, and recommends for approval to the Board the elements of his compensation. The committee operates under a formal written charter. The Committee is also responsible for determining the compensation of the Board of Directors. Additionally, the Committee recommends, if appropriate, new employee benefit plans to the Board of Directors. The Committee met eleven times in 2005. Current members of the Committee are Messrs. Schorno (Chairman) and Martin and Ms. Buckner. The Board has determined that each member is independent.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee identifies and recommends persons to be the Board's nominees for the Board of Directors at each annual meeting of shareholders, and to fill vacancies on the Board between annual meetings. The committee operates under a formal written charter which can be viewed along with VFG's Corporate Governance Guidelines and Code of Business Conduct on the Bank's website www.venture-bank.com. The committee met once in 2005. Current members of the committee are Messrs. Manspeaker (Chairman), Bridges and Martin. The Board has determined that each member is independent.

Stock Oversight Committee. The Stock Oversight Committee is an independent committee that establishes and approves repurchase prices, and oversees stock repurchases to ensure that transactions are fair and equitable. The Committee met two times in 2005. Current members of the Committee are Messrs. Panowicz, Martin and Schorno.

Audit Committee. The Audit Committee is composed of three independent directors. The committee operates under a formal written charter. The committee is directly responsible for the appointment, compensation, retention and oversight of the outside auditors performing or issuing an audit report, and approves the engagement and fees for all audit and non-audit functions, with the outside auditors reporting directly to the committee. Other responsibilities of the Audit Committee include:

  reviewing and discussing with management the annual audited financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

  reviewing with management and the independent auditors VFG's quarterly financial statements prior to filing, or if contemplated, before the public release of quarterly results;
  reviewing the reports of bank regulatory authorities and reporting its conclusions to the Board;
  reviewing the procedures with respect to the records and business practices of the Company and the Bank; and
  reviewing the adequacy and implementation of the internal accounting and financial controls.

The committee held five meetings during the year. For 2005, members of the committee were Messrs. Panowicz (Chairman), Bridges and Manspeaker. The committee does not have an "audit committee financial expert" as defined by SEC rules. The Board believes that each of the committee's members possesses some, but not all, of the traits of an "audit committee financial expert" and that the committee as a whole has such education and experience necessary to provide strong, independent financial oversight.

REPORT OF AUDIT COMMITTEE

The Audit Committee met with management and the Company's independent accountants to review the Company's accounting functions and the audit process. The committee reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The committee discussed with the independent accountants all matters required to be discussed under applicable auditing standards including those described in Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

Our independent accountants also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm's independence.

Based on the committee's review of the audited consolidated financial statements and its discussions with management and the independent accountants noted above, the committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Respectfully submitted by Audit Committee members:

A. Richard Panowicz (Chairman) Lowell (Sonny) E. Bridges Jewell C. Manspeaker

DIRECTOR COMPENSATION

Director and Committee Fees. Director fees are paid to non-employee directors only. VFG directors receive a monthly retainer fee of $750. Each VFG director also serves as a Venture Bank director and receives a monthly retainer fee of $500 and a board attendance fee of $600 per Venture Bank Board meeting. Board members are permitted to participate in a board meeting via teleconference once per year and receive a $300 attendance fee. Additionally, participating directors receive $100 for all special board conference calls lasting longer than 30 minutes. Committee members receive $200 per meeting attended

(except Audit Committee which receives $250 per meeting), unless multiple committee meetings are attended on the same day. In that case, members receive $100 per additional committee meeting attended.

Director Stock Option Plan. On April 19, 1994 the shareholders approved the 1994 Stock Option Plan for Non-Employee Directors that authorized the grant of options to purchase shares of Common Stock to non-employee directors. The 1994 Plan supplemented the previously approved 1992 Stock Option Plan for Non-Employee Directors. The exercise price of the options granted under the respective plans must not be less than the greater of the book value or market value at the time of grant, and options have a term of not more than ten years from the date of grant. During 2004, options to purchase 5,250 shares were granted under the 1994 Plan, and 0 shares remain available for grant under the 1994 Plan.

The 1994 Plan expired effective April 19, 2004. For additional Director Stock Option Plan information please refer to the 2004 Stock Incentive Plan listed under "Employee Compensation Plans" which is a replacement plan.

Long-Term Care Insurance. In 2002, the Company purchased Long-Term Care Insurance for each of its board members. Each participant is eligible to begin receiving benefits after being certified by a Licensed Health Care Practitioner as chronically ill. The policy provides for a $130 - $200 per day lifetime benefit for facility care, and home and community services. Benefits vest 10% per year over a ten-year period, with acceleration upon a change in control. If the participant's service terminates for reasons other than death, disability, retirement with at least 10 years continuous service and minimum age of 55 or retirement at age 70, then the participant is required to reimburse a portion of the premium based on the years of service completed. Expense related to this plan was $0 for 2005.

Director Deferred Income ("DDI") Plans. In 1992 the Board of Directors approved a plan under which a director could elect to defer receipt of director fees and incentive pay for five years from 1992 to 1997 and at retirement receive those fees and incentive pay plus accrued interest at a rate of 10% during the deferral period and 8% from the end of the deferral period through payout. The plan also provides that the deferred fees plus the accrued interest benefit payment accelerates in the event of a Director's death and is paid to the Director's beneficiaries. Accrued liabilities to directors at December 31, 2005 and 2004 totaled $321,000 and $323,000 respectively. Expenses associated with this plan were $20,000 in both 2005 and 2004. This benefit may be funded with Bank Owned Life Insurance or from the earnings of the Company.

In 1989, the Board of Directors approved a plan under which a director could elect to defer receipt of directors fees for ten years beginning February 1, 1989 and at retirement receive those fees plus accrued interest. One director is on this plan. This director deferred $400 per month for 120 months and is entitled to receive $2,193 payable for a period of 120 months upon reaching age 62. In the event of his death prior to reaching age 62 would received $1,462 payable for a period of 240 months.

Split-Dollar Insurance Agreements.

The Company owns life insurance policies issued on the lives of its directors ("the Participants"). The Company has entered into agreements that provide for the insurance companies to pay the designated beneficiaries of the Participants up to $100,000 from the "net at risk proceeds" of these policies. The "net at risk proceeds" of these policies is the amount in excess of the total required in order for the Company to recover all its original investment as well as all accumulated interest in the policies. While the company incurs no expenses associated with this Plan, Participants are required to pay income taxes on the value of the benefits provided under this Plan and a total of $1,651 was reported as compensation to the Participants in 2005.

EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by VFG and the Bank for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer, those executive officers who earned in excess of $100,000 during the last fiscal year, and newly appointed executives James F. Arneson and Sandra L. Sager.

Summary Compensation Table

Name & Principal Position	Year				Long-Term Compensation		All Other Compensation ($)(5)
		Annual Compensation			Awards	Awards
		Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Option Grants (#)(3)	Restricted Stock Awards (#)(4)
Ken F. Parsons Chairman & CEO of VFG Chairman of Venture Bank	2005 2004 2003	$240,000 $235,200 $224,510	$83,666 $157,988 $185,726	$100,519 $99,404 $18,684	6,000 9,750 3,750	0 0 0	$12,600 $267,212 $187,302
James F. Arneson (6) President of VFG President & CEO of Venture Bank	2005 2004 2003	$ 66,407 $0 $0	$0 $0 $0	$3,000 $0 $0	0 0 0	$104,250 0 0	$64,145 $0 $0
Sandra L. Sager, CPA (7) EVP/Chief Financial Officer of VFG and Venture Bank	2005 2004 2003	$5,625 $0 $0	$0 $0 $0	$0 $0 $0	0 0 0	0 0 0	$30,000 $0 $0
Bruce H. Marley EVP/Chief Lending Officer Venture Bank	2005 2004 2003	$126,250 $112,917 $103,750	$34,572 $59,646 $37,748	$0 $0 $0	3,000 4,500 3,750	$0 $0 $0	$11,226 $98,128 $22,105
Patricia A. Graves EVP/Retail Banking Venture Bank	2005 2004 2003	$105,000 $100,000 $90,000	$28,753 $52,931 $59,562	$0 $0 $0	3,000 4,500 3,750	$0 $0 $0	$9,548 $35,041 $31,671

(1)	Salary represents amounts earned and paid in each respective year. Bonus represents amounts earned in their respective year and paid in the following year.
(2)	Represents amounts paid into a deferred director compensation plan for Mr. Parsons of $13,019, $78,500 paid to Mr. Parsons pursuant to a deferred employee compensation agreement for Mr. Parsons, and auto expense reimbursement paid to Messrs. Parsons ($9,000) and Arneson ($3,000) in 2005.

(3)	Consists of options awards granted pursuant to VFG's 2004 Stock Incentive Plan or prior plans. Shares have been restated for the three for two stock-split effective May 16, 2004.
(4)	Consists of a restricted stock award of 5,000 shares granted September 2, 2005 with a value of $20.85 per share pursuant to VFG's 2004 Stock Incentive Plan. The award vests 25% per year commencing October 1, 2006 and automatically vests upon a change in control of the Company. The value of the awards based on the price of the trade in Venture's stock reported in December 2005 is $102,500.00. Mr. Arneson is entitled to receive dividends on the 5.000 shares from the date of grant.

(5)	Represents amounts paid by VFG pursuant to the Company's KSOP (as defined below) and amounts paid in 2004 and 2003 for the Company's Salary Continuation Plan. No amounts are included in this table for 2005 for the SERP. Please see discussion regarding SERP. Long-Term Care Insurance is not included, but see the discussion below in the section "Long-Term Care Insurance". Also includes bonus compensation expensed by Redmond National Bank for Mr. Arneson and paid by Venture Bank in 2006, and compensation expensed in 2005 and paid in 2006 pursuant to contractual agreement with Ms. Sager.

(6)	Mr. Arneson was appointed President of Venture Bank effective September 2, 2005. Prior to his appointment, Mr. Arneson served as Redmond National Bank's President and CEO. 2005 compensation reflects partial year salary.

(7)	Ms. Sager was appointed Chief Financial Officer of Venture Bank effective December 19, 2005. 2005 compensation reflects partial year salary and compensation paid pursuant to contractual agreement.

Stock Options

Stock Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Options Granted (2)	% of Total Options Granted to Employees	Exercise Price	Expiration Date	5%	10%
Ken F. Parsons	6,000	14%	$19.25	04/20/2015	$72,637	$184,077
Patricia A. Graves	3,000	7%	$19.25	04/20/2015	$36,319	$92,039
Bruce H. Marley	3,000	7%	$19.25	04/20/2015	$36,319	$92,039

(1)	The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant at the date of grant price until the end of the ten-year option term. These numbers are calculated based on the requirements of the SEC and do not reflect VFG's estimate of future stock price performance. Actual gains, if any, on stock options exercised and common stock holding are dependent upon future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2)	Each option granted vests at the rate of 20% per annum, beginning April 20, 2006. Options will become immediately exercisable in the event of a change in control of the Company. Each option has an exercise price equal to the greater of (i) the fair market value; or (ii) the net book value of the Common Stock on the date of grant. The options were granted on April 20, 2005.

Stock Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to VFG's stock option plans by the executive officers named in the summary compensation table during the year ended December 31, 2005 and stock options held at year end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Unexercised Options at Year End		Value of Unexercised Options at Year end (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ken F. Parsons	86,000	$ 1,270,233	11,150	17,850	$ 130,929	$ 87,775
James F. Arneson	0	0	28,455	0	$ 263,835	$ 0
Sandra L. Sager	0	0	0	0	$ 0	$ 0
Patricia A. Graves	0	0	31,800	10,950	$ 362,300	$ 66,575
Bruce H. Marley	2,400	$ 17,663	0	8,850	$ 0	$ 37,725

_____________
(1)	Reflects the amount realized from the aggregate of the current market price, at time of exercise, of the Common Stock less the exercise price.
(2)	On December 31, 2005 the estimated market price of the Common Stock was $20.50 which was the last trade executed in 2005. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Long-Term Care Insurance. In 2003 and 2002, the Company purchased Long-Term Care Insurance for officers. Executive officers receiving the benefit include Ken F. Parsons, Sr., James F. Arneson, Bruce Marley, Cathy Mosby, and Joseph Beaulieu. Each participant is eligible to begin receiving benefits after being certified by a Licensed Heath Care Practitioner as chronically ill. The policy provides for a $150 -$200 per day lifetime benefit for facility care, and home and community services. Benefits vest 10% per year over a ten-year period, with acceleration upon a change in control. If the participant's service terminates for reasons other than death, disability, retirement with at least 10 years continuous service and minimum age of 55 or retirement at age 65, or termination prior to 10 years of service without a written employment agreement stating termination by Company without "cause" or by participant for "good reason" as each term is defined in participant's employment agreement, then the participant is required to reimburse a portion of the premium based on the years of service completed. Expense related to this plan for the named executive officers was $18,000 in 2005.

Employment Agreements

Ken F. Parsons. On January 1, 2004, VFG entered into an Employment Agreement with Mr. Parsons, the Chairman and Chief Executive Officer of VFG and Chairman of the Bank. The Agreement has a seven-year term. After the initial term and upon Board approval, the Agreement may be renewed annually for one year. If VFG terminates Mr. Parsons "without cause" or Mr. Parsons terminates for good reason, including the Board of Directors withdrawing the authority and responsibility associated with the position of Chief Executive Officer of VFG, he is entitled to receive severance benefits of twelve months compensation, continued health benefit coverage, payment of annual Personal Life Insurance through December 2010 and automatic vesting of all stock options. Mr. Parsons is also entitled to such severance benefits if he terminates for any reason twelve months prior to public announcement of a change in control (or the date on which the Board of Directors know of an impending change in control) and thirty six months after the change in control.

Mr. Parsons is generally prohibited from competing with VFG in its market area and soliciting its employees and customers for at least twenty-four months following termination for any reason. This Agreement was amended on April 20, 2005 to clarify Mr. Parsons' positions and terms of positions with the Company.

James F. Arneson. On April 21, 2005, VFG entered into an Employment Agreement with Mr. Arneson, the President of VFG and President and Chief Executive Officer of the Bank, contingent on the closing of the merger with Washington Commercial Bancorp. The Agreement has an initial three year term and will automatically renew for an additional one year term as of the end of each term. If VFG terminates Mr. Arneson 'without cause' or Mr. Arneson leaves for good reason, he is entitled to receive severance benefits equal to twelve months base salary.

In connection with a change in control of VFG, Mr. Arneson is entitled to receive twenty four months base salary under the following circumstances:

  he terminates employment for good reason, including a material reduction in duties or a forced relocation, within one year of the change in control;
  he is terminated without cause within the period commencing 180 days prior to announcement of the change in control through one year after the change in control; or
  he terminates employment for any reason between six and twelve months following the change in control;

If Mr. Arneson remains employed for one year following a change in control he is entitled to a retention bonus equal to twelve months base salary. If Mr. Arneson's change in control benefits would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code, his benefits are reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Internal Revenue Code Section 4999.

Mr. Arneson is generally prohibited from competing with VFG in its market area for at least twelve months and from soliciting employees or customers of VFG for twenty-four months following termination for any reason.

Sandra L. Sager. On November 9, 2005, VFG entered into an Employment Agreement with Ms. Sager, the Executive Vice President, Chief Financial Officer of VFG and of the Bank. The Agreement has an initial two year term and will automatically renew for an additional one year term as of the end of each term. VFG may terminate Ms. Sager 'without cause', with severance benefits of twelve months compensation.

In connection with a change in control of VFG, Ms. Sager is entitled to receive twelve months base salary under the following circumstances:

  she terminates employment for good reason, including a material reduction in duties or a forced relocation, within one year of the change in control; or
  she is terminated without cause within the period commencing 180 days prior to announcement of the change in control through one year after the change in control.

If Ms. Sager's change in control benefits would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code, her benefits are reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Internal Revenue Code Section 4999.

Ms. Sager is generally prohibited from competing with VFG in its market area for at least twelve months and from soliciting VFG's employees and customers for at least twenty four months following termination for any reason.

EMPLOYEE COMPENSATION PLANS

Supplemental Executive Retirement Plan

VFG maintains a noncontributory defined benefit pension plan for management personnel called the Venture Financial Group, Inc. 2005 Supplemental Executive Retirement Plan ("SERP"). The SERP supplements a participating officer's retirement benefits received from social security and provides a fixed level of annual compensation for a period of fifteen to twenty years after retirement. The SERP is the successor to the Executive Supplemental Income ("ESI") Plan described below. VFG may utilize Bank Owned Life Insurance policies to assist in meeting the obligations to individual employees under the SERP.

The following is the amount of annual benefits payable upon retirement at normal retirement age of 65 or upon death to each of the named executive officers (or beneficiary) in accordance with the SERP: Ken F. Parsons: $275,000; James F. Arneson: $275,000; Bruce H. Marley: $72,500; and Patricia A. Graves: $126,000.

The named executive officers would have been eligible to receive the following lump sum payments pursuant to the SERP had their service to the Company been terminated or had they become disabled on December 31, 2005: Mr. Parsons: $2,882,867; Mr. Arneson: $0; Mr. Marley: $0; and Ms. Graves: $610,694. If the named executive officer had voluntarily terminated, the above benefit would have been reduced by approximately 50%.

The SERP provides for an early retirement benefit for participants who reach age 55 and have at least ten years of credited service with VFG and receive written Board approval. Payments to participants who retire early are reduced based on the participant's proximity to retirement age and the number of months served at early retirement compared to the total number of months of service at age 65. Further, if a participant is terminated in connection with a change in control, he for she is entitled to receive a reduced annual payment based on the same formula.

Executive Supplemental Income Plan

In 1992, the Company adopted an Executive Supplemental Income ("ESI") Plan covering a senior group of management. The post-retirement benefit provided by the ESI Plan was designed to supplement a participating officer's retirement benefits from social security, to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESI Plan provided a pre-retirement death benefit. ESI benefits are currently being paid to former employees and are funded by either life insurance policies owned by the Company covering the lives of participants or VFG's earnings. In 2001, a Salary Continuation Plan ("SCP") was established and was a successor plan to the ESI. For existing employees the SCP has been superseded and replaced by the SERP.

2004 Stock Incentive Plan

In 2004, shareholders of VFG approved the 2004 Stock Incentive Plan ("2004 Plan"). With the adoption of the 2004 Plan, the Company stopped issuing options under the 1999 Employee Stock Option Plan and the 1994 Director Stock Option Plan. The 2004 Plan authorizes awards of stock options to purchase or restricted stock grants of up to 300,000 shares of our common stock. The 2004 Plan is designed to provide additional incentives to selected employees and directors of VFG and its subsidiaries with the intention of:

  attracting and retaining the best available personnel for positions of responsibility with the Company and its subsidiaries, promoting the success of the business activities of the Company, and increasing shareholder value.

The incentives are in the form of nonqualified stock options, incentive stock options, or restricted stock grants. At December 31, 2005, 43,000 option shares and 5,000 restricted stock grant shares have been granted under this plan. 500 option shares of those granted during 2005 did not vest and were forfeited under this plan. 252,500 shares remain available for grant under the 2004 plan.

Under the terms of the plan, the exercise price of option shares will be not less than the fair market value of common stock on the date such option is granted. The plan allows the Directors to set vesting schedules for each grant. All options granted in accordance with the Plan expire ten years from the date of grant.

Employee Stock Ownership Plan

VFG provides retirement benefits to eligible employees through an Employee Stock Ownership Plan that includes Internal Revenue Code 401(k) provisions (the "KSOP"). Employees are entitled to participate in the KSOP and make salary reduction contributions to the KSOP as of the first day of the month which follows ninety-days of employment. Each employee will become eligible to share in employee contributions for the eligibility computation period in which the employee is credited with at least 1,000 hours of service. The KSOP was adopted as a 401(k) plan in 1987, and restated in 1992 to add employee stock ownership plan provisions. On January 1, 2005 the plan was amended to allow employees to defer up to 100% of their annual compensation on a pre-tax basis subject to certain IRS limits. Under the terms of the KSOP, the Company matches one-half the employees contributions, up to 3% of the employees compensation. Profit sharing contributions to the KSOP may also be made at the discretion of the Board of Directors.

All funds in the KSOP are held in trust. The KSOP is administered by a Board of Trustees that consist of Messrs. Manspeaker, Panowicz, and Martin. Investments of employee contributions to the KSOP are directed by the employee into a combination of the Company's common stock or mutual and money market funds. The investment of Company contributions to the KSOP are generally invested in shares of the Company's common stock, although the Trustees have the discretion to invest in such other prudent investments as deemed appropriate.

Upon retirement or termination of employment, a participant is entitled to receive all Employer Basic Contributions, Employee Salary Reductions and Rollover Contributions as these terms are defined in the KSOP. The participant will also be eligible to withdraw Employer Optional and Matching Contributions contributed by VFG from profits, subject to a vesting schedule. A participant becomes fully vested in five years, with vesting of 20% each year after the first year of participation.

Contributions by the Company to the KSOP for the year ended December 31, 2005 were $410,000.

Incentive Compensation Plan

Incentive compensation is awarded to a management group which includes officers and qualified employees. For some individuals in the plan, their incentive is based totally on the performance of the Company. For other individuals in the plan, their incentive is based on a combination of the performance of the Company and attainment of growth, income, or other objectives. Awards under the plan, referral and other fees for 2005, 2004, and 2003 totaled $692 thousand, $853 thousand, and $1.3 million, respectively.

There is one other incentive award received by all employees based on a predetermined performance goal of the Company. It is not a part of the incentive compensation plan and is not included above for 2005, 2004, 2003, this award totaled $0, $118 thousand, and $90 thousand, respectively.

Split-Dollar Insurance Agreements

The Company owns life insurance policies issued on the lives of its senior officers. The Company has entered into agreements that provide for the insurance companies to pay the designated beneficiaries of the participants up to $350,000 from the "net at risk proceeds" of these policies. The "net at risk proceeds" of these policies is the amount in excess of the total required in order for the Company to recover all its original investment as well as all accumulated interest in the policies. While the Company incurs no expenses associated with this Plan, Participants are required to pay income taxes on the value of the benefits provided under this Plan and a total of $2,500 was reported as compensation to the Participants in 2005. The life insurance benefit is $350,000 for the following named executives; Ken F. Parsons, Sr., James F. Arneson, Patty Graves, and Bruce Marley.

Executive Compensation Interlocks and Insider Participation

The Compensation Committee is composed of independent outside Directors. There are no Executive Compensation Committee interlocks.

REPORT OF COMPENSATION COMMITTEE

The report of the Compensation Committee is intended to describe in general terms the process the committee undertakes and the factors it considers in determining the appropriate compensation for VFG executive officers, including the executive officers named in the summary compensation table.

Responsibilities and Composition of the Committee

The committee is responsible for:

  establishing and monitoring compensation programs for executive officers of VFG and its subsidiaries;
  administering and maintaining such programs in a manner that will benefit the long-term interests of VFG and its shareholders;
  determining the compensation of the Chief Executive Officer; and
  determining the compensation of the Board of Directors.

In carrying out its responsibilities, the committee may, from time to time, use a variety of resources, including retaining experts in compensation matters. In 2003, the committee retained a nationally recognized firm to assist them in evaluating compensation and benefit programs used by VFG and the Bank. Current members of the committee are Messrs. Schorno (Chairman), and Martin, and Ms. Buckner. None of the members of the Committee are or have been officers or employees of VFG or the Bank.

Compensation Philosophy

The committee's philosophy reflects and supports the Company's goals and strategies. Currently, VFG's strategy is to expand the market share of markets currently served and to enter new markets within Western Washington. The key elements of this strategy are increasing market penetration, geographic expansion, growing the loan portfolio, developing innovative new product offerings, expanding the banking relationship with each customer and maintaining asset quality. The committee believes these goals, which are intended to create long-term shareholder value, must be supported by a compensation program that:

  attracts and retains highly qualified executives;
  provides levels of compensation that are competitive with those offered by other financial institutions;
  motivates executives to enhance long-term shareholder value by helping them to build their own ownership in VFG; and
  integrates VFG's long-term strategic planning and measurement processes.

Components of Compensation Program

VFG's compensation program for executives consists of four key elements:

  base salary;
  a performance-based annual bonus;
  periodic grants of options and other stock-based compensation; and
  the Supplemental Executive Retirement Plan ("SERP").

The committee believes that this four-part approach best serves the interests of VFG and its shareholders. It enables VFG to meet the requirements of the highly competitive banking environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The variable annual bonus permits individual performance to be recognized and is based, in significant part, on an evaluation of the contribution made by the officer to VFG's overall performance. Options and other stock-based compensation relate a significant portion of long-term remuneration directly to stock price appreciation realized by VFG's shareholders, and further serve to promote an executive's continued service to the organization. The SERP is designed to retain highly qualified personnel by providing defined benefits to the participants upon retirement age. Additionally, the SERP provides a pre-retirement death benefit.

Base Salary. Base salaries for VFG's executive officers, except for the Chief Executive Officer are recommended by the Chief Executive Officer to the committee for approval. Factors taken into account include; competitive industry salaries, an executive's scope of responsibilities, and individual performance and contribution to the organization.

Performance Based Bonus. Executive officers have the opportunity to earn annual incentive (bonus) with awards based on the overall net income performance of VFG and personal performance goals. If at the end of the fiscal year, VFG's net income performance and individual performance goals meet the targets that have been established, the amounts established at the beginning of the year are recommended to the committee for approval. If actual performance is either higher or lower than target, recommended incentives are adjusted upward or downward, accordingly.

Stock Option and Other Stock-Based Compensation. Equity-based compensation is intended to more closely align the financial interests of VFG's executives with long-term shareholder value, and to assist in the retention of executives who are key to the success of VFG and its subsidiaries. Equity-based compensation has taken the form of nonqualified stock options, incentive stock options, and restricted stock grants pursuant to VFG's existing stock incentive plan. The committee determines from time to time which executives, if any, will receive stock options or restricted stock grants and determines the number of shares subject to each. Grants of stock options or restricted shares are based on various subjective factors relating primarily to the responsibilities of individual executives, their past and expected future contributions to VFG and prior option or restricted stock grants.

Supplemental Executive Retirement Plan

In 1992, the Company adopted an Executive Supplemental Income ("ESI") Plan covering a senior group of management. The post-retirement benefit provided by the ESI Plan was designed to supplement a participating officer's retirement benefits from social security, to provide the officer with a certain percentage of final average income at retirement age. Additionally, the ESI Plan provided a pre-retirement death benefit. ESI benefits are currently being paid to former employees and are funded by either life insurance policies owned by the Company covering the lives of participants or VFG's earnings. The SCP was the successor plan to the ESI plan. For existing employees, the SCP has been superseded and replaced by the SERP.

Chief Executive Officer Compensation

The base compensation for VFG's Chief Executive Officer, Ken F. Parsons, was determined by the committee with final approval by the Board of Directors of VFG based on the same criteria as the compensation for the other executive officers. VFG entered into a seven-year employment agreement with Mr. Parsons on January 1, 2004. The Chief Executive Officer's bonus potential is based on achievement of growth and earnings targets, and is determined by the committee with final approval by the Board of Directors. Mr. Parsons does not participate in matters relating to his own compensation.

Conclusion

The Committee believes that for the 2005 fiscal year, the compensation for Mr. Parsons, as well as for the other executive officers, was consistent with VFG's overall compensation philosophy and clearly related to the realization of VFG's goals and strategies for the year.

Respectfully submitted by Committee members:

Larry Schorno (Chairman) Patrick L. Martin Linda Buckner

STOCK PERFORMANCE GRAPH

The following line graph compares the total cumulative shareholder return on the Company's Common Stock, based on quarterly reinvestment of all dividends, to a Peer Group, and to the SNL Index of all banks traded on the electronic Bulletin Board and Pink Sheets. The graph assumes $100 invested on December 31, 2000 in the Company's Common Stock and each of the indices. The graph does not depict actual operating financial performance of the Company.

Venture Financial Group, Inc.
Stock Performance

Banks

*Peer group consists of all banks headquartered in Washington or Oregon with assets between $250 million and $2 billion. The Peer Group disclosure replaces the S&P 500 index, which the Company has used in prior years. The index of the S&P 500 over the same time period would have been $88.11 at 12/31/01; $68.64 at 12/31/02; $88.33 at 12/31/03; $97.94 at 12/31/04; and $102.74 at 12/31/05. The Company was able to procure a comparable peer group index this year, which provides a more accurate group of comparable companies than the S&P 500.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 15, 2006, with respect to the shares beneficially owned by (i) the non-director executive officers named in the compensation table; (ii) all persons known by management who beneficially own more than five percent of VFG's common stock (except for Messrs. Parsons and Arneson, whose ownership information is provided elsewhere in this document) and (iii) all executive officers and directors of VFG as a group. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. Unless otherwise noted, all shares owned represent less than one percent of the outstanding shares of VFG.

Name and Age	Current Position with Company and	Number of Shares	Percent of Class
	Prior Five Year Business Experience	Beneficially Owned	Beneficially Owned
Sandra L. Sager, 44	EVP/Chief Financial Officer of Venture	0	0.00%
	Bank & VFG - Since 2005
	SVP/CFO of Columbia Trust Bank
	for 2005
	President/CEO/Director of North
	Cascades National Bank
	from 2002 - 2004
	EVP/CFO/Director of North Cascades
	National Bank
	from 1998 - 2001

Patricia A. Graves, 45	EVP/Retail Banking of Venture Bank	67,744 (1)	0.94%
	Since - 2003
	SVP/Operations of Venture Bank
	from 1999 - 2003

Bruce H. Marley, 58	EVP/Chief Lending Officer of Venture	13,155 (2)	0.18%
	Bank since 2003
	SVP/Credit Administrator of Venture
	Bank from 2002 - 2003
	VP/Treasurer of Labor Ready, Inc.
	from 2000 - 2002

VFG Employee Stock		631,082 (3)	8.72%
Ownership Plan
("KSOP")

Directors and		1,953,341 (4)	26.98%
Executive Officers as a
group (12 members)

__________
(1)	Includes 17,503 shares held jointly with spouse; 17,241 shares held in the KSOP for the benefit of Ms. Graves; and 33,000 shares which could be acquired within 60 days by the exercise of stock options.

(2)	Includes 3,400 shares held jointly with spouse; 6,000 shares held in an IRA for the benefit of Mr. Marley; 2,255 shares held in the KSOP for the benefit of Mr. Marley; and 1,500 shares which could be acquired within 60 days by the exercise of stock options.
(3)	Under SEC rules, the KSOP is considered to beneficially own these shares with Messrs. Manspeaker, Panowicz and Martin.
(4)	Includes 631,082 shares held by the KSOP that are considered beneficially owned by Messrs. Manspeaker, Panowicz, and Martin. Also includes options for 123,069 shares owned by directors and management, which are exercisable within 60 days of March 15, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005 directors and executive officers of VFG and the Bank and their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectability or present other unfavorable features.

Venture Bank leases the Hawks Prairie financial center and other support department space at 130 Marvin Road SE, Lacey, Washington, from Hawks Prairie Professional Center LLC, of which the Company's Chairman/Chief Executive Officer and Director Emeritus E. Paul DeTray are both partners. The amended terms of each lease contain initial terms of three years beginning February 28, 2003. On the February 28, 2006 renewal date, the Company extended this lease to reflect a 14 month lease expiring April 30, 2007. The current lease payment is $16,231 per month, (which is adjusted on an annual basis in accordance with the Consumer Price Index for the Seattle, Tacoma, and Bremerton area effective on each anniversary date of the lease). The Company and Venture Bank consider the rent and the terms and conditions of the lease agreement to be fair and substantially the same or better than the terms and conditions of leases prevailing for comparable arms-length transactions.

STOCK REPURCHASE PROGRAM

On February 19, 2003 the Board approved a stock repurchase program to allow for the repurchase of 131,370 shares of VFG Common Stock in purchases over time in either privately negotiated transactions or through the open market. On June 18, 2003 this plan was amended and an additional 56,130 shares were added to the plan. On October 15, 2003 this plan was amended again and an additional 225,000 shares were added to this plan bringing the total to 412,500 shares. Under this plan 266,097 shares were repurchased in 2003 and 146,403 were repurchased in 2004 for a total of $2,226,290. All shares have been adjusted for the three-for-two stock split effective May 16, 2004.

On June 16, 2004 the Board approved a stock repurchase program to allow for the repurchase of 200,000 shares of VFG Common Stock in purchases over time in either privately negotiated transactions or through the open market. Under this plan 167,640 shares have been repurchased for a total of $3,122,808.

On November 15, 2005, the Board approved a stock repurchase program to allow for the repurchase of 200,000 shares of VFG Common Stock in purchases over time in either privately negotiated transactions or through the open market. Under this plan no shares were repurchased during 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

VFG has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities Exchange Act, which includes assisting the officer or director in preparing forms for filing with the Securities Exchange Commission. Based on the review of such forms, VFG believes that all of its executive officers and directors complied with all filing requirements applicable to them, except for Mr. Arneson and Ms. Sager. Mr. Arneson inadvertently failed to file a timely statement of change in beneficial ownership on Form 4 to report restricted stock that was issued to him in September 2005. Ms. Sager inadvertently failed to file a timely statement of beneficial ownership on Form 3 to report that she had become an insider of the Company. All of these required forms have subsequently been filed to report these transactions.

AUDITORS

Moss Adams LLP independent certified public accountants, performed the audit of the consolidated financial statements for VFG and its wholly owned subsidiaries for the year ended December 31, 2005. A representative of Moss Adams LLP has been invited to the Annual Meeting, and may have the opportunity to make a statement if desired.

Fees Paid to Independent Auditors

Audit fees. The aggregate fees and expenses billed to us in 2005 by Moss Adams LLP were $186,000 related to our annual audit of the Company's financial statements, review of Form 10-K, Forms 10-Q, and out-of-pocket related costs. The aggregate fees and expenses billed to us in 2004 by Moss Adams LLP in connection with the audit of Company's 2004 financial statements and review of financial information including SEC filings was $119,900.

Audit related fees. The aggregate fees and expenses billed to us by Moss Adams LLP in 2005 and 2004 were $61,000 and $5,500, respectively, related to the audit of the pension plan and filing Form S-4 and various accounting and auditing questions.

Tax Fees. The aggregate fees and expenses billed to us by Moss Adams LLP in 2005 and 2004 were $13,000 and $10,000, respectively, related to the preparation of the tax return and related tax planning matters.

All Other Fees - The aggregate fees and expenses billed to us by Moss Adams LLP were $0 in 2005 and $0 in 2004.

We did not engage Moss Adams LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2005 or 2004.

For the fiscal year 2005 and 2004, the Board considered and deemed the services provided by Moss Adams LLP compatible with maintaining the principal accountant's independence.

Pre-Approval Policies

All audit and non-audit services performed by Moss Adams LLP, and all audit services performed by other independent auditors, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, tax compliance assistance, and tax consulting. Moss Adams LLP may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002, including, but not limited to, any bookkeeping or related services, information systems consulting, internal auditing outsourcing, legal services or any management or human resources function. The Audit Committee pre-approved each of the services provided by Moss Adams LLP during 2005.

OTHER MATTERS

The Company posts its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and press releases on its investors relations page at www.venture-bank.com. These reports are posted as soon as reasonably practicable after they are electronically filed with the SEC. All SEC filings of the Corporation are also available free of charge at the SEC's website, www.sec.gov, or by calling the SEC at 1-800-SEC-0330. Written requests for the Form 10-K should be addressed to Leigh Baxter, Venture Financial Group, Inc., 721 College Street, P.O. Box 3800, Lacey, Washington 98509-3800.

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters.

Code of Business Conduct

The Company's Code of Business Conduct, which is a code of ethics applicable to management, is available on its website at www.venture-bank.com. The Company will immediately post any changes to its Code of Business Conduct on the website.

Shareholder Communications

The Company does not have a formal, written policy prohibiting or permitting shareholder communications with the Board of Directors. Management is primarily responsible for communicating with investors, financial analysts, the media and the general public to address questions or concerns relating to operational matters, stock ownership and financial information. However, in accordance with the Audit Committee Charter, all complaints relating to accounting or audit matters may be anonymously and confidentially directed in writing to the Chair of the Audit Committee by mailing such information to the Shareholder Relations Department, which will forward the communication to the Committee Chair. Such matters should be marked as confidential. Specific corporate governance issues or concerns may be directed to the attention of the Nominating Committee or one of our independent directors by mail, attention Shareholder Relations Department.

Director Attendance at the Annual Meeting

The Company does not have a formal policy regarding director attendance at the annual meeting of shareholders. Directors are strongly encouraged to attend the meeting and we anticipate that all directors will attend this year's meeting.

Shareholder Proposals for the 2006 Annual Meeting

Shareholders interested in presenting a proposal for consideration at the annual meeting of shareholders in 2007 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion in the proxy statement, shareholder proposals must be received by the Company no later than December 1, 2006. Additionally, if notice of a shareholder proposal is received after February 16, 2007, the persons named as proxies in the form of proxy will have discretionary authority to vote on the shareholder proposal.

By Order of the Board of Directors

Lacey, Washington	Leigh A. Baxter
March 24, 2006	Secretary

IMPORTANT: The prompt return of proxies will save VFG the expense of further requests for proxies, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. Any person giving a Proxy may revoke it prior to its exercise.

VENTURE FINANCIAL GROUP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN AND RETURN IMMEDIATELY

The Board of Directors Recommends a Vote "FOR" the listed proposal.

1.	ELECTION OF DIRECTORS:
	(01) Jewell C. Manspeaker	Vote FOR	Vote WITHHELD
	(02) Patrick L. Martin	all nominees	from all nominees
	(03) Ken F. Parsons, Sr.	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided here.)

2.	ANY OTHER BUSINESS that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSAL LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE. THE APPOINTED PROXY HOLDERS WILL VOTE AT THEIR DISCRETION ON OTHER MATTERS THAT COME BEFORE THE MEETING.

Address Change? Mark Box	Indicate changes below:	Date_______________________, 2006
_____________________________ Signature of Shareholder(s)
_____________________________ Signature of Shareholder(s)
All joint owners must sign. When signing as attorney, executor, administrator, officer, trustee or guardian, please give full title. If more than one trustee, all should sign.

Number of people to attend the meeting in Lacey, Washington, at 6:00 p.m. on May 4th, 2006.
Please DATE, SIGN, and RETURN this Proxy. Even if you plan to attend the meeting, please return this proxy. Thank you.

VENTURE FINANCIAL GROUP
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN AND RETURN IMMEDIATELY
The Board of Directors Recommends a Vote "FOR" the listed proposal.

1.	ELECTION OF DIRECTORS:
	(01) Jewell C. Manspeaker	Vote FOR	Vote WITHHELD
	(02) Patrick L. Martin	all nominees	from all nominees
	(03) Ken F. Parsons, Sr.	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided here.)

2.	ANY OTHER BUSINESS that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSAL LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE. THE APPOINTED PROXY HOLDERS WILL VOTE AT THEIR DISCRETION ON OTHER MATTERS THAT COME BEFORE THE MEETING.

Address Change? Mark Box	Indicate changes below:	Date_______________________, 2006
_____________________________ Signature of Shareholder(s)
_____________________________ Signature of Shareholder(s)
All joint owners must sign. When signing as attorney, executor, administrator, officer, trustee or guardian, please give full title. If more than one trustee, all should sign.

Number of people to attend the meeting in Lacey, Washington, at 6:00 p.m. on May 4th, 2006.
Please DATE, SIGN, and RETURN this Proxy. Even if you plan to attend the meeting, please return this proxy. Thank you.

                                                                                                                                  PROXY
_________________________________________________________________________________________________
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby revokes all previous proxies and appoints Ken F. Parsons, Sr., and James F. Arneson, and each of them (with full power to act alone) as Proxy Holders, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Venture Financial Group, Inc., held of record on March 15, 2006, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 2006, or any adjournment or postponement of such Meeting.

        Management knows of no matters other than the election of directors that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

PLEASE SIGN AND RETURN IMMEDIATELY
See reverse for voting instructions.

                                                                                                                               PROXY
_________________________________________________________________________________________________
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby revokes all previous proxies and appoints Ken F. Parsons, Sr., and James F. Arneson, and each of them (with full power to act alone) as Proxy Holders, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Venture Financial Group, Inc., held of record on March 15, 2006, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 2006, or any adjournment or postponement of such Meeting.

        Management knows of no matters other than the election of directors that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

PLEASE SIGN AND RETURN IMMEDIATELY
See reverse for voting instructions.